 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 29, 2013 (August 28, 2013)

HEAVY EARTH RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52979	75-3160134
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Second Street, #280 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 813-5079

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2013, the registrant entered into the following agreements:

•	Share Purchase Agreement dated as of the same date (the “Purchase Agreement”), by and between the registrant and Black Energy Oil & Gas Corp., a Panamanian company (“Black Energy”); and

•
Letter agreement dated as of the same date (the “Letter Agreement”), by and between the registrant and Deep Core (Barbados) Inc., a Barbados corporation wholly owned by the registrant (“Deep Core Barbados”), on the one hand, and Black Energy on the other hand.

A copy of each of the foregoing agreements is attached hereto as Exhibits 99.1 and 99.2.  Except for the Purchase Agreement and the Letter Agreement, and the transactions contemplated thereunder, neither the registrant nor its officers and directors have any material relationship with Black Energy.

The following is a brief description of the terms and conditions of each such agreement and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the agreements attached hereto as exhibits and incorporated herein by reference.

The Purchase Agreement

Pursuant to the Purchase Agreement, the registrant agreed to sell to Black Energy, and Black Energy agreed to purchase from the registrant, the shares of Deep Core Inc., (“Deep Core”) held by the registrant, representing all of the issued and outstanding share capital of Deep Core (the “Shares”).  Deep Core, a Cayman Islands company, owns 99.675% of the issued and outstanding share capital of DCX SAS, a Columbian company (“DCX”) that owns a 50% participating interest in the Morichito Block located in the Llanos Basin, Columbia.  In addition:

•	Total consideration for the Shares is $1.5 million in cash (the “Proceeds”) plus the assumption of $6 million of existing liabilities as well as all future liabilities of Deep Core.

•
The registrant shall retain a 15% participation interest in the Morichito Block (the “Interest”), to be held by Deep Core Barbados, pursuant to an agreement to be entered into by and between DCX and Deep Core Barbados.

•
From and after the closing of the Agreement (the “Closing”), Black Energy (and DCX) shall hold the Interest in trust and for the benefit of Deep Core Barbados until such time that Columbia’s National Agency of Hydrocarbons can formally approve the transfer of the Interest to Deep Core Barbados.

•
From and after the Closing, Black Energy shall cause DCX to commence such exploratory activities at the Morichito Block as set forth in Schedule B of the Agreement, and to pay for all attendant expenses up to $10 million.  Expenses in excess thereof, as well as any other expenses, shall be borne by Black Energy and Deep Core Barbados pro rata to their respective participation interests.  If Black Energy fails to perform any of its obligations described herein, Black Energy agrees to transfer the Shares back to the registrant upon notice for no additional consideration.

•	The registrant agrees to use the Proceeds to pay for such expenses relating to the Morichito Block that are attributable to the Interest.

•	At the Closing, Black Energy shall establish an escrow account and deposit 2.5 million Columbian pesos into such account for the payment of debts of DCX as set forth in Schedule A of the Agreement.

•
The registrant has a right of first refusal with respect to any proposed transfer of the Shares, the shares of DCX held by Deep Core, or DCX’s participation interest in the Morichito Block.  Black Energy shall notify the registrant in writing at least 30 business days prior to the closing of any such transfer, and the registrant shall have 10 business days therefrom to exercise its refusal right.

The Letter Agreement

Pursuant to the Letter Agreement, DCX acknowledges the Interest under the terms of the Purchase Agreement and the rights of the registrant thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 28, 2013, the registrant sold and transferred the Shares to Black Energy pursuant to the Purchase Agreement.  Reference is made to Item 1.01, which summarizes the terms of the disposition transaction under the Purchase Agreement, and which is incorporated herein.

Item 8.01	Other Events.

On August 29, 2013, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2, and the information in Exhibit 99.2 is incorporated herein by reference.

The information in Items 8.01 and 9.01(d) in this Current Report on Form 8-K and Exhibit 99.2 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Share Purchase Agreement dated as of August 28, 2013
99.2	Letter Agreement dated as of August 28, 2013
99.3	Press release dated August 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEAVY EARTH RESOURCES, INC.
Date:	August 29, 2013	(Registrant)

		By:	/s/ Anthony Ives
Anthony Ives
Chief Financial Officer